Fifth Street Senior Floating Rate Corp. Announces Preliminary Estimated NII per Share and NAV per Share for the Quarter Ended June 30, 2014

GREENWICH, CT, August 11, 2014 -- Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) announced today preliminary estimated net investment income (“NII”) per share of $0.28 for the quarter ended June 30, 2014. This compares with NII of $0.27 per share for the quarter ended March 31, 2014. FSFR expects its net asset value (“NAV”) per share as of June 30, 2014 to be $15.13, which remains unchanged from its last reported NAV per share of $15.13 as of March 31, 2014. The final NAV per share is subject to the determination of FSFR’s Board of Directors.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors.  FSFR’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments while seeking to preserve its capital.  The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with $5 billion in assets under management.  With a track record of more than 16 years, Fifth Street's nationally recognized platform has the ability to hold loans up to $150 million, commit up to $250 million and structure and syndicate transactions up to $500 million.  Fifth Street received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSFR’s website can be found at fsfr.fifthstreetfinance.com. Information contained on its website is not incorporated by reference into this press release and such information should not be considered part of this press release.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. Although FSFR has based the above estimates and expectations on its evaluation of available financial and other information to date, including preliminary valuations of its investments by the investment team of its investment adviser, its estimates and expectations are subject to change, possibly materially, due to a variety of factors including a change in its estimate of the June 30, 2014 fair value of FSFR’s illiquid investments, which comprises substantially all of its total assets as of June 30, 2014, the completion of the closing process for the preparation of its quarterly consolidated financial statements, which includes input from independent third party valuation firms, recommendation as to fair value of investments by the Audit Committee of FSFR’s Board of Directors, review of its consolidated financial statements by its independent registered public accounting firm and determination of fair value of investments by its Board of Directors. FSFR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Dean Choksi, Executive Director of Finance & Head of Investor Relations
(203) 681-3722
dchoksi@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com